Exhibit 10.25

SECURITIES PURCHASE AGREEMENT
           This Stock Purchase Agreement (this “Agreement”) is made as of November 23, 2015 by and between the person set forth on Exhibit A attached hereto (the “Investor”) and Brazil Minerals, Inc., a Nevada corporation (the “Company”).
WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to the Investor the aggregate number of shares of Series B Convertible Preferred Stock of the Company (the “Series B Preferred Stock”) set forth opposite the name of such Investor on Exhibit A hereto for the aggregate purchase price set forth opposite the Investor’s name on Exhibit A hereto. The Series B Preferred Stock has rights and privileges as detailed in Exhibit B, its certificate of designations as filed with the Secretary of State of Nevada upon execution of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

 SALE OF SECURITIES
2.1            Sale of Securities.
Subject to the terms and conditions of this Agreement, at the Closing, the Investor agrees to purchase, and the Company agrees to issue and sell to such Investor, the number of shares of Series B Preferred Stock (the “Shares” or the “Securities”) set forth opposite the name of such Investor on Exhibit A for the aggregate purchase price set forth opposite the Investor’s name on Exhibit A (the “Purchase Price”).  The Investor shall pay the entire Purchase Price for the Securities at the Closing by check or wire transfer of immediately available funds.

ARTICLE II

 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
The Investor hereby represents and warrants to the Company with respect to the purchase of the Securities by such Investor as of the date of this Agreement as follows: The Investor has such knowledge and experience in financial, tax, and business matters so as to enable Investor to evaluate the risks and merits of an investment in the Preferred Stock. The Investor is acquiring the Securities for investment for Investor’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Securities.  The Investor is aware of the limits on resale imposed by virtue of the transaction contemplated by this Agreement and is aware that the certificates representing the Securities will bear restrictive legends.

Exhibit 10.25 -- Page 1

The Investor is financially able to bear the economic risk of an investment in the Securities, including a total loss of investment. Investor has adequate means of providing for the Investor’s current needs and has no need for liquidity in its investment in the Company and has no reason to anticipate any material change in its financial condition in the foreseeable future. The Investor understands that neither the Securities and Exchange Commission nor any other U.S. federal or state agency has reviewed the proposed offering of the Securities or made any finding or determination of fairness of the offering of the Securities or any recommendation or endorsement of such investment.
The Investor acknowledges that it has not received any information regarding the offering of the Securities or any invitation to attend any seminar or meeting held by the Company, through any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio.
No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Investor is required in connection with (i) the execution, delivery and performance of this Agreement, (ii) the purchase of the Securities, and (iii) the consummation by the Investor of the transactions contemplated by this Agreement.
Neither the Investor nor any of the Investor’s officers, directors, employees, stockholders, agents or representatives has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.
The Investor is an accredited investor as such term is defined in Rule 501(a) promulgated by the Commission under the Securities Act.
ARTICLE III

 MISCELLANEOUS
            If the Investor has held the Series B Preferred Stock for six months, the Company shall assist the Investor, upon request from Investor by email and at no cost, in receiving unlegended free trading shares at the designated Investor’s broker-dealer account via DWAC transfer from the Company’s transfer agent. Among other items, the Company shall provide to the Investor a legal opinion in a form satisfactory to the Company’s transfer agent to allow such DWAC transfer.
This Agreement shall be governed in all respects by the laws of the State of California without giving effect to the conflicts of laws principles thereof. All suits, actions or proceedings arising out of, or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in any court of competent subject matter jurisdiction sitting in Los Angeles County, California.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until December 31, 2016. The foregoing Securities Purchase Agreement is hereby executed as of the date first above written.

Exhibit 10.25 -- Page 2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BRAZIL MINERALS, INC. By: /s/ Marc Fogassa Name: Marc Fogassa Title: Chief Executive Officer /s/ Benjamin Khowong Benjamin Khowong

Exhibit 10.25 -- Page 3

EXHIBIT A

INVESTOR

Investor	Purchase Amount	Shares of Series B Preferred Stock of Brazil Minerals, Inc. Purchased
Benjamin Khowong	$30,000	30

Exhibit 10.25 -- Page 4